Exhibit 10(q)

                                LICENSE AGREEMENT
                                -----------------

         This Agreement is made and entered into this 28th day of July, 1997, by and between Sandbox Entertainment Corporation with offices at 2231 East Camelback Road, Suite 324, Phoenix, AZ 85016 (hereinafter "Licensee"), and NATIONAL FOOTBALL LEAGUE PLAYERS INCORPORATED, a corporation with offices at 2021 L Street, N.W., Washington, D.C. 20036 (hereinafter "Players Inc" or "Licensor"). This Agreement shall be effective as of March 1, 1997.

1. REPRESENTATIONS.

         (A) Players Inc represents that it is a licensing affiliate of the National Football League Players Association ("NFLPA"); that the NFLPA has been duly appointed and is acting on behalf of the football players of the National Football League who have entered into a Group Licensing Authorization, either in the form attached hereto as Attachment "A" or through the assignment contained in Paragraph 4(b) of the NFL Player Contract, which have been assigned to Players Inc; and that in such capacity Players Inc has the right to negotiate this contract and the right to grant rights and licenses described herein. Licensee acknowledges that Players Inc also on occasion secures authorization for inclusion in Players Inc licensing programs from players who have not entered into such Group Licensing Authorization, but who, nevertheless, authorize Players Inc to represent such players for designated Players Inc licensed programs.

         (B) Players Inc makes no representation that it has the authority to grant, nor does it grant herein, the right to utilize any symbols, insignias, logos, or other identifying names or marks of the National Football League (hereinafter "NFL") and/or any of its member clubs. Accordingly, it is understood by the parties hereto that if likenesses of players are to be used by Licensee in conjunction with any symbols, insignia, or logos of the NFL or any of its member clubs, in the exercise of the License granted hereunder, it will be the responsibility of Licensee to obtain such permission as may be necessary for the use of such material from the NFL or the club(s) in question. Licensor retains all rights not expressly and exclusively granted to Licensee hereunder.

2. GRANT OF LICENSE.

         (A) Upon the terms and conditions hereinafter set forth, Players Inc hereby grants to Licensee and Licensee hereby accepts the non-exclusive right, license and privilege of utilizing the trademarks and names of Players Inc which may be amended from time to time by Players Inc and the names, likenesses,
pictures,   photographs,   voices,   facsimile  signatures  and/or  biographical
information of the NFL players listed in Attachment "B", for product(s) in the form of an on-line fantasy football game (hereinafter referred to as "the licensed product(s)"). Provided, however, that the specific manner in which the rights licensed hereunder are to be used on the licensed product(s) in question shall require the prior written consent of Players Inc.
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         (B)  The  rights,  licenses  and  privileges  granted  by  Players  Inc hereunder shall not constitute or be used by Licensee as a testimonial or an endorsement of any product, service, or event by all or any of the players, or by Players Inc. In the event Licensee is interested in securing an individual player's personal endorsement, Licensee further agrees and acknowledges that such endorsement will require the personal approval of the individual player and approval of Players Inc and a separate payment to Players Inc. All contact with such player or player's agent shall be made by Players Inc. Licensee further agrees and acknowledges that any player who is committed individually by contract for products or services competitive with those of Licensee may be required to cease from further inclusion in this Agreement, provided, however, that the use of such player for such products and services shall be on an individual basis and shall not be combined with the use of five or more other NFL players.

3. RETAIL LICENSE ONLY. The Grant of License set forth in Paragraph 2 of this Agreement applies only to the manufacture and distribution of licensed product(s) for retail sale, and shall not permit the use of licensed product(s) as "premium items" to be included with non-licensed product(s), services or events to promote the sale of such non-licensed product(s), services or events; provided, however, that Licensee shall be permitted to promote the sale of licensed product(s), subject to prior written approval by Players Inc and in a manner consistent with the provisions of the Agreement. Any such promotion using the licensed product(s) herein as premium items shall require a separate agreement between Players Inc and Licensee or other sponsor of the promotion, with separate terms and conditions, and nothing contained herein shall obligate either Players Inc or Licensee to enter into such an agreement.

4.  TERRITORY.  Licensee  shall  have the right to utilize  the  rights  granted
hereunder  for  distribution  of  the  licensed   product(s)  in  the  following
territory: On-line.

5. TERM.

         (A) The term of this Agreement shall extend from June 1, 1997 to February 28, 1998 (hereinafter referred to as Original License Period) unless terminated in accordance with the provisions hereof. Licensee may renew this Agreement for a Second License Period from March 1, 1998 to February 28, 1999, provided Licensee has faithfully fulfilled its obligations hereunder in the Original License Period. Notice of desire to renew shall be given by Licensee no later than January 1, 1998 in the Original License Period. Licensee may renew this Agreement also for a Third-License Period from March 1, 1999 to February 29, 2000, provided Licensee has faithfully fulfilled its obligations hereunder in the Second License Period. Notice of desire to renew shall be given by Licensee no later than January 1, 1999 in the Second License Period.

         (B) Licensee acknowledges and agrees that Licensee has and shall have no right to extend or renew this Agreement beyond the term and renewal options, if any, stated herein. No conduct by either Licensor or Licensee (including without limitation, any approvals granted pursuant to Paragraph 12 hereof shall create, imply or infer a new license agreement or an extension of the stated term and renewal options, if any, of this
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Agreement,  unless same is specifically set forth in a written  agreement signed by both Licensor and Licensee. Licensee's agreement that this Agreement is subject to the term and renewal options, if any, stated herein, in all events whatsoever, is a material inducement for Licensor to enter into this Agreement.

6. ROYALTY PAYMENT.

         (A) Licensee agrees to pay Players Inc a guaranteed royalty of $5,000 for its use of the rights licensed hereunder for the Original License Period, a guaranteed royalty of $5,000 for the Second License Period, if applicable, and a guaranteed royalty of $5,000 for the Third License Period, if applicable. The guaranteed royalty shall be paid as follows:

                  (i) For the Original License Period, $5,000 upon the execution of this Agreement.

                  (ii) For the Second License Period, if applicable, $5,000 on or before June 1, 1998.

                  (iii) For the Third License Period, if applicable, $5,000 on or before June 1, 1999.

         (B) Such guaranteed royalty payments shall be made by Licensee as specified hereinabove whether or not Licensee uses the rights licensed hereunder, and no part of such guaranteed payments shall be repayable to Licensee.

         (C) Licensee shall also pay to Players Inc an amount equal to Seven Percent (7.0%) of the gross sales of the licensed product(s) covered by this Agreement, less the guaranteed payments specified above for the applicable License Period. Royalties shall be calculated on a quarterly basis and shall be due as of the last day of each May, August, November, and February of this Agreement and must be paid no later than fifteen (15) days following such due dates. Gross sales shall be calculated based on the standard price(s) charged by Licensee to the retailer directly or to the wholesaler in an arms length transaction. Licensee shall transact no sale, the effect of which is to reduce the royalty paid by Licensee to Players Inc. In addition to all other rights contained in this Agreement, Players Inc shall be entitled to collect and Licensee shall pay daily interest at the rate of one and one-half percent (1 1/2%) monthly, or the maximum interest permitted by law if less, on all guarantee or royalty payments not timely made to Players Inc by Licensee.

7. PERIODIC STATEMENTS.

         (A) Licensee shall furnish to Players Inc, no later than fifteen (15) days following the last day of each May, August, November, and February of this Agreement, a complete and accurate statement certified to be accurate by an officer of Licensee, showing the number, description and gross purchase price, of the licensed product(s) distributed by Licensee during the preceding quarterly reporting period described in Paragraph 6(C)
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herein.  Once in every  twelvemonth  period,  Licensee shall furnish Players Inc with a detailed statement certified by an officer of Licensee, showing the number of gross sales of the licensed product(s) covered by this Agreement.

         (B) Such statements shall be furnished to Players Inc whether or not any of the licensed product(s) have been purchased during the reporting period for which such statement is due. The receipt or acceptance by Players Inc of any statement or of any royalty paid hereunder (or the cashing of any royalty check paid hereunder) shall not preclude Players Inc from questioning the correctness thereof at any time, and in the event any inconsistencies or mistakes are discovered in connection therewith, they shall immediately be rectified and the appropriate payment made by Licensee.

8. BOOKS AND RECORDS.

         (A) For a period of two (2) years following the termination or expiration of this Agreement, Licensee shall maintain accurate books and records for itself and any subsidiary or affiliated entity with respect to its sale of licensed product(s) under this Agreement. Said books and records shall be subject to inspection and audit by Players Inc or its duly authorized representative at reasonable times upon reasonable notice from Players Inc to Licensee. In addition and similarly, Licensee shall cause any entity from which it contracts for services or production of product to cause its books and records to be available for audit and inspection by Players Inc to the extent necessary to confirm the audit of Licensee. Licensee shall not interfere with such inspections and audits in any way.

         (B) The cost of such inspections and audits shall be paid by Licensee if the result of such inspections and audits indicates a difference of 2% or more, when compared to the statement certified to be accurate by an officer of Licensee, as required by Paragraph 7 (A) of this Agreement, for the twelve month period covered by such statement, or the cost of such inspections and audits as the result of an inspection or audit performed by Players Inc as specified in Paragraph 8(A) above shall be paid by Players Inc if such difference is less than 2%.

         (C) In the event any inconsistencies or mistakes are discovered as a result of such inspections and audits, they shall immediately be rectified and the appropriate payment made by Licensee.

9. PAYMENT AND NOTICES: All transactions under this Agreement, including without limitation all payment of royalties and all notices, reports, statements, approvals and other communications, shall be with or made payable in the name of NATIONAL FOOTBALL LEAGUE PLAYERS INCORPORATED, 2021 L Street, N.W., Washington, D.C. 20036, or its assignee where applicable. All correspondence, notices, approvals and other communications to Licensee shall be with Sandbox Entertainment Corporation, 2231 East Camelback Road, Suite 324, Phoenix, AZ 85016.

10. INDEMNIFICATION.
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         (A) Licensee agrees that it will not during the term of this Agreement, or thereafter, attack the rights of Players Inc in and to the trademarks or names owned by or licensed to Players Inc or any of the rights licensed hereunder as specified in Paragraph 2 of this Agreement, or in any way attack the validity of this Agreement.

         (B) Licensee further agrees to assist Players Inc. to the extent necessary in the procurement of any protection or to protect any of the rights conveyed hereunder, and Players Inc, if it so desires, may commence or prosecute at its own expense any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Players Inc in writing of any infringement by others of the rights covered by this Agreement which may come to Licensee's attention, and Players Inc shall have the sole right to determine whether or not any action shall be taken on account of any such infringement. Licensee shall not institute any suit or take any action on account of any such infringement without first obtaining the written consent of Players Inc to do so and Players Inc shall reasonably consider any such request.

         (C) Licensee for its own acts hereby indemnifies Players Inc and undertakes to defend Players Inc from and against any and all claims, suits, losses, damages, and expenses (including reasonable attorney's fees and expenses) arising out of the manufacture, marketing, sale, distribution, or use of the licensed product(s) which are the subject of this Agreement. Licensee agrees to obtain, at its own expense, general liability insurance, providing adequate protection for Licensee and Players Inc against any such claims or suits in amounts not less than Two Million Dollars ($2,000,000.00). Within thirty (30) days from the date hereof, Licensee shall submit to Players Inc a fully paid policy or certificate of insurance naming Players Inc as an insured party, requiring that insurer will not terminate or materially modify such without written notice to Players Inc at least twenty (20) days in advance thereof.

         (D) Players Inc hereby indemnifies Licensee and undertakes to defend Licensee against, and hold Licensee harmless from any liabilities, losses, damages, and expenses (including reasonable attorney's fees and expenses) resulting from claims made or suits brought against Licensee based upon the use by Licensee of the rights licensed in Paragraph 2 strictly as authorized in this Agreement.

11. COPYRIGHT AND TRADEMARK NOTICES.

         (A) Licensee shall prominently place or cause to be placed Licensor's "PLAYERS INC (and design)" trademark (hereinafter "Licensor's Trademark") on the licensed products and on packaging, wrapping, advertising (both print and media), and any other material, including trade show booths and exhibits in connection with such licensed product(s) that are publicly distributed or relating to such licensed product(s).

         (B) Licensor's Trademark appearing on the licensed product(s) and on all materials in connection with the licensed product(s) distributed or relating
to  such  licensed   product(s),   shall  appear  precisely   according  to  the
specifications set forth in Appendix B attached hereto, which may be amended from time to time by Licensor, without variation,
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with the  letters  "TM",  and upon  notification  by Players  Inc,  the letter R enclosed within a circle. Further, Licensee shall provide to Licensor the date of the first use of such licensed product(s) bearing Licensor's Trademark in intrastate and interstate commerce.

         (C) Additionally, Licensee shall imprint or cause to be imprinted the following text on any such licensed product(s) and/or materials therefor:

                       "Officially Licensed Product of the
                       National Football League Players",

                                       or

                         "Officially Licensed Product of
                                  Players Inc"

         The specific text imprinted shall be subject to Licensor's sole discretion.

12. APPROVALS.

         (A) Attachment "B" hereto shall be established and may be modified in the following manner:

                  (i) Upon execution of this Agreement, and thereafter annually by March 1 of each calendar year covered by this Agreement, Licensee shall submit to Players Inc a proposed list of players' names for inclusion in Attachment "B" for the upcoming football season.

                  (ii) Players Inc shall respond to such submissions in writing to Licensee, signifying approval or disapproval in the case of each player's name so requested.

                  (iii) Licensee may submit requests in writing to Players Inc for additions, deletions, or substitutions of players' names contained in Attachment "B" and Players Inc shall respond to such requests within a reasonable period of time.

         (B) The Licensee agrees to furnish Players Inc free of cost for its written approval as to quality and style, samples of artwork, plans, photographs and any other representations of licensed product(s) produced by or for Licensee (collectively hereinafter "artwork") and samples of each of the licensed product(s), together with their packaging, hangtags, and wrapping material, before their manufacture, sale or distribution, whichever occurs first, and no licensed product(s) shall be manufactured, sold or distributed by the Licensee without such prior written approval of such artwork and such sample licensed product(s). Subsequent to final approval, a reasonable number of production samples of licensed product(s) will periodically be sent to Players Inc to insure quality control, and
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should Players Inc require  additional  samples for any reason,  Players Inc may purchase such at Licensee's cost.

         Licensee shall also provide to Players Inc free of charge the following:

                  (i) Prior to December 1 of each License Period for Players Inc, one dozen complimentary copies of all licensed product(s) produced for that License Period.

         (C) Licensee may choose to use player names and/or likenesses to promote licensed product(s) on or in any material pertaining to packaging, hangtags, wrapping material, print ads, flyers, point-of-purchase displays, press releases, catalogues, trade show booths and exhibits or any other written material or medium, including but not limited to electronic or interactive use; provided, however, that such use shall require the prior written approval of Players Inc. The number of players included in any such use, if approved, shall be a minimum of six, and shall be selected from Attachment "B". Player names and/or likenesses so used shall be written or displayed with equal prominence.

         (D)  Licensee  may  choose  to  use  player  names  and/or   likenesses
(including, without limitation, action footage) in radio or television commercials to promote licensed product(s); provided, however, that such use shall require the prior written approval of Players Inc. The number of players included in such commercials, if approved, shall be a minimum of six and shall be selected from Attachment "B". The players used in such commercials shall be shown with equal prominence. Licensee agrees to furnish Players Inc all scripts and story boards for proposed radio and television commercials in connection with the promotion of the licensed product(s), and the content of such scripts and story boards shall require the prior written approval of Players Inc before any commercials shall be made or shall be contracted for by Licensee.

         (E) The use of player names and/or likenesses in accordance with this Paragraph 12, in any radio or television commercials, print ads, point-of-purchase displays, packaging, hangtags, wrapping material, press releases, catalogues, flyers, trade show booths and exhibits or any other written material or medium, including, but not limited to, electronic or interactive use, to promote licensed product(s), shall require payment by Licensee to Players Inc, separate from and in addition to any guarantees or royalty payments contained in this Agreement. The amount of such payment shall be subject to mutual agreement by Players Inc and Licensee. All contacts with such players or their agents shall be made by Players Inc.

         (F) In the event Licensee wishes to secure an individual player or players to make appearances to promote licensed product(s) cr to autograph licensed product(s), the selection of such player and the separate fee to Players Inc for such player services shall be subject to mutual agreement between Licensee and Players Inc. All contact with requested player or his agents shall be made by Players Inc. Once the player has made the appearance or performed the autograph service, payment shall be made immediately to Players Inc. Any such payments shall be separate from and in addition to any royalties
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paid by Licensee  under this  Agreement.  Once the  selection of such player and such separate fee have been agreed upon by Licensee and Players Inc, in the event of cancellation of such appearance or autographing, Licensee shall nevertheless be obligated to make such fee payment to Players Inc immediately upon such cancellation.

13. NON-INTERFERENCE. Licensee agrees and acknowledges that it shall not secure or seek to secure, directly from any player who is under contract or seeking to become under contract to an NFL club, or from such player's agent, permission or authorization for the use of such player's name, facsimile signature, image, likeness, photograph or biography in conjunction with the licensed product(s) herein.

14. GOODWILL.

         (A) Licensee recognizes the great value of the goodwill associated with the rights licensed in Paragraph 2 of this Agreement and acknowledges that such goodwill belongs exclusively to Players Inc and that said trademarks, names and rights licensed in Paragraph 2 of this Agreement have acquired secondary meaning in the mind of the public.

         (B) Licensee agrees that all elements (including all material of any nature utilizing in any way the rights licensed hereunder, including but not by way of limitation, all packages, cartons, point of sale material, newspaper and magazine advertisements) of the licensed product(s) shall be of high standard and of such style, appearance and quality as to be adequate and suited to the best advantage and to the protection and enhancements of such rights; that the marketing of the licensed product(s) will be conducted in accordance with all applicable federal, state and local laws and any other governmental or quasi-governmental laws or regulations of the United States, Canada or any other country; and that the licensed product(s) and their exploitation shall be of high standard and to the best advantage and that the same in no manner reflect adversely upon the good name of Players Inc.

15. SPECIFIC UNDERTAKINGS OF LICENSEE.

         (A) Licensee agrees that every use of the rights licensed hereunder by Licensee shall inure to the benefit of Players Inc and that Licensee shall not at any time acquire any title or interest in such rights by virtue of any use Licensee may make of such rights hereunder.

         (B) All rights relating to the rights licensed hereunder are specifically reserved by Players Inc except for the License herein granted to Licensee to use the rights as specifically and expressly provided in this Agreement.

         (C) Upon expiration or termination of this Agreement, all rights granted hereunder shall immediately revert to Players Inc, and Licensee will refrain from further use of such rights or any further reference thereto, direct or indirect, except as provided in Paragraph 16(E) below. Licensee acknowledges that its failure to cease the use of such
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rights  at the  termination  or  expiration  of this  Agreement  will  result in immediate and irreparable damage to Licensor, and/or individual National Football League player(s), and to the rights of any subsequent licensee(s).

         (D) Licensee covenants that it will pay all awards to consumers entitled to receive them according to the representations of Licensee and the rules of the licensed product(s).

16. TERMINATION BY PLAYERS INC

         (A) In the event Licensee does not commence in good faith to cause the manufacture, distribution, and sale of the licensed product(s), in substantial quantities on or before August 1, 1997, Players Inc, in addition to all other remedies available to it shall have the option to terminate the License granted hereunder upon written notice of such termination to Licensee.

         (B) In the event Licensee files a petition in bankruptcy or is adjudicated as bankrupt, or if a petition in bankruptcy is filed against
Licensee or if Licensee becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy laws, or if Licensee discontinues its business, or if a receiver is appointed for it or its business, all rights granted hereunder, without notice, shall terminate automatically upon the occurrence of any such event. In the event of such termination, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have any right to sell, exploit or in any way deal with the rights granted hereunder or with any licensed product(s), or any carton, container, packaging or wrapping material, advertising, promotional or display material pertaining to any licensed product(s).

         (C) If Licensee shall violate any of its other obligations under the terms of this Agreement, Players Inc shall have the right to terminate this Agreement upon fifteen (15) days' notice in writing, and such notice of termination shall become effective unless Licensee shall completely remedy the violation within the fifteen (15) day period and shall provide reasonable proof to Players Inc that such violation has been remedied. If this Agreement is terminated under this paragraph, all royalties theretofore accrued shall become due and payable immediately to Players Inc, and Players Inc shall not be obligated to reimburse Licensee for any royalties paid by Licensee to Players Inc.

         (D) Failure to resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Players Inc is entitled under this Agreement or otherwise.

         (E) Upon termination of this Agreement, Licensee shall have ninety (90) days to dispose of and liquidate all inventory. This inventory shall not be available to consumers after this ninety (90) day period expires. Such disposition shall conform to this Agreement in all respects. Players Inc shall have right to conduct a physical inventory at the time of termination if it so elects.
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17.  PARTNERSHIP.  Nothing herein  contained shall be construed to place Players
Inc and Licensee in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Players Inc in any manner whatsoever.

18. WAIVER AND/OR MODIFICATION. None of the terms of this Agreement shall be waived or modified except by an express agreement in writing signed by both parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. No written waiver shall excuse the performance of an act other than those specified therein. The failure of either party hereto to enforce, or delay by either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver or modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings(s) to enforce any or all of such rights.

19. NON-ASSIGNABILITY. This Agreement and all rights and duties hereunder are personal to Licensee and shall not, without written consent of Players Inc, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law to any other person, or entity. Upon any such attempted unapproved assignment, mortgage, license, sublicense or other encumbrance this Agreement shall terminate and all rights granted to Licensee hereunder shall immediately revert to Players Inc. In addition, Players Inc may terminate this Agreement, at its sole discretion, in the event that Licensee is merged, consolidated, transfers all or substantially all of its assets, or implements or suffers any material change in executive management or control, or upon any transfer of more than twenty-five percent (25%) of its voting control. If, in its sole discretion, Players Inc shall exercise such termination, all rights granted to Licensee hereunder shall immediately revert to Players Inc.

20. CONSTRUCTION. This Agreement shall be governed by, and shall be construed in accordance with the laws of the State of New York of the United States of America. The parties consent to jurisdiction under the State of New York and designate the courts of the State of New York as the venue for any dispute arising out of, under or relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and date written first above.


The Foregoing is Acknowledged:


NATIONAL FOOTBALL LEAGUE                     SANDBOX ENTERTAINMENT
PLAYERS INCORPORATED                         CORPORATION

By:    /s/ [Illegible]                       By:    /s/   Mark Gorchoff
       -----------------------------                ----------------------------

Title: President                             Title: Chief Financial Officer
       -----------------------------                ----------------------------

                         AMENDMENT TO LICENSE AGREEMENT
                         ------------------------------

         This Amendment is made and entered into as of this 28th day of July, 1997 by and between Sandbox Entertainment Corporation ("Licensee") and National Football League
Players Incorporated ("Players Inc").

                  1. This Amendment shall serve as an amendment to the License Agreement entered into by Licensee and Players Inc on July 28th,1997 (the "License Agreement"). This Amendment shall be effective as of March 1, 1997 and shall expire on February 28, 1998.

                  2. Licensee hereby reaffirms that Paragraph 13 of the License Agreement, titled Non-lnterference, (hereinafter referenced as the "Non-interference Clause") has been, and continues to be, a valid and binding provision of the License Agreement. Nothing set forth in this Amendment shall be construed in any way as a waiver, repudiation, or nullification of the Non-lnterference Clause by Players Inc or Licensee.

                  3. In accordance with the settlement of an action brought by the NFLPA against NFL Properties in Federal Court in The Southern District of New York, styled National Football League Players Association v. National Football League Properties, et al., 90 Civ. 4244 (MJL), Players Inc agrees that Licensee may, pursuant to and without thereby violating the License Agreement, manufacture, market, distribute, and sell the licensed product(s) for the current license period utilizing the image, likeness, photograph, voice, facsimile signature and/or biographical information of the members of the NFL Quarterback Club listed in Exhibit A hereto in conjunction with the licensed products; provided, however, that any licensed products produced by Licensee which contain players listed on Exhibit A hereto are subject to the terms contained in the License Agreement, including, but not limited to, Paragraph 12-- APPROVALS. All such licensed products must relate directly to the 1997 football season. NFL Properties has agreed, as part of the settlement of the Properties action, to license the players listed on Exhibit A hereto to Licensee on a royalty free basis.

                  4. Licensee shall pay the full royalties owed to Players Inc in accordance with the License Agreement, including, without limitation, royalties for any licensed products sold by Licensee that utilize the identities of the players listed in Exhibit A hereto and, subject only to Paragraph 6 of the License Agreement, shall make no deduction nor pro-ration, of those royalties for any reason whatsoever.

                  5. Licensee expressly warrants and represents that prior to inclusion in licensed products of the players listed on Exhibit A for the current license period, it will obtain from NFL Properties, agent for the NFL Quarterback Club, the nonexclusive right to utilize the image, likeness, photograph, voices, facsimile signature and/or biographical information of the players listed in Exhibit A hereto. To obtain such right Licensee must: (i) deal directly with NFL Properties, on behalf of the NFL Quarterback Club; and (ii) accept NFL Properties standard form licensing agreement for NFL Quarterback Club licenses; provided, however, that such form licensing agreement shall not provide for or require Licensee to make any payment to any entity or person for such right.

                  6. Licensee indemnifies Players Inc and undertakes to defend Players Inc against, and hold Players Inc harmless from any liabilities, losses, damages and expenses (including reasonable attorney's fees and cost of suit) resulting from any and all claims, causes of action or suits brought against Players Inc based upon the exercise by Licensee of the rights obtained by it to manufacture, market and sell any licensed products utilizing the players listed on Exhibit A hereto. Players Inc shall have the right to approve of counsel selected pursuant to this Paragraph 6, which approval shall not unreasonably be withheld.

                  7. Licensee agrees that it will continue to abide by all terms of the License Agreement.

                  8. It is hereby agreed that to the extent that this Amendment shall conflict with the License Agreement, the terms of this Amendment shall govern. In all other respects, the parties hereto agree that the License Agreement shall remain in full force and effect.

                  9. Each party hereto acknowledges: (i) that it is voluntarily entering into this Amendment; (ii) that it has had the benefit of counsel of its choice in connection with the negotiation and execution of this Amendment; and
(iii) that it has neither sought nor obtained any inducements or other consideration beyond that which is contained herein.

                  10. This Amendment may not be amended, modified or altered except by a writing executed by duly-authorized officers of each party.

                  11. This Amendment shall be governed by, and construed in accordance with, the law of the District of Columbia. Any dispute or litigation arising out of relating to this Amendment may be brought in the Superior Court of the District of Columbia, which the parties hereby agree shall have jurisdiction and venue over any such claim.

                  12. If any portion of this Amendment is deemed void or unenforceable for any reason whatsoever, the remaining terms and conditions of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and date written first above.

                                        SANDBOX ENTERTAINMENT
                                        CORPORATION
                                        By:    /s/  Mark Gorchoff
                                              ---------------------------------

                                        Title: Chief Financial Officer
                                              ---------------------------------

                                        NATIONAL FOOTBALL LEAGUE
                                        PLAYERS INCORPORATED


                                        By:    /s/  [Illegible]
                                               ---------------------------------

                                        Title: President
                                               ---------------------------------

                                    EXHIBIT A
                          NFL QUARTERBACK CLUB MEMBERS


BUFFALO BILLS                  INDIANAPOLIS COLTS            NEW YORK JETS
-------------                  ------------------            -------------
Jim Kelly                      Jim Harbaugh                  Neil O'Donnell

CHICAGO BEARS                  JACKSONVILLE JAGUARS          OAKLAND RAIDERS
-------------                  --------------------          ---------------
Erik Kramer                    Mark Brunell                  Jeff Hostetler
Rick Mirer                                                   Jeff George

CINCINNATI BENGALS             MIAMI DOLPHINS                PITTSBURGH STEELERS
------------------             --------------                -------------------
Jeff Blake                     Dan Marino                    Kordell Stewart
Boomer Esiason                 Bernie Kosar

DALLAS COWBOYS                 MINNESOTA VIKINGS             SAN DIEGO CHARGERS
--------------                 -----------------             ------------------
Troy Aikman                    Randall Cunningham            Junior Seau
Michael Irvin
Emmitt Smith

DENVER BRONCOS                 NEW ENGLAND PATRIOTS          SAN FRANCISCO 49ERS
--------------                 --------------------          -------------------
Bubby Brister                  Drew Bledsoe                  Steve Young
John Elway                                                   Jerry Rice

DETROIT LIONS                  NEW ORLEANS SAINTS            SEATTLE SEAHAWKS
-------------                  ------------------            ----------------
Barry Sanders                  Jim Everett                   Warren Moon
                               Heath Shuler

GREEN BAY PACKERS              NEW YORK GIANTS
-----------------              ---------------
Brett Favre                    Dave Brown
                               Phil Simms

6/10/97